UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2013

MEI Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50484	51-0407811
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 101, San Diego, California 92130

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 792-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Professor Bryan Williams, who had been a member of the Board of Directors (the “Board”) of MEI Pharma, Inc. (the “Company”) and the Audit Committee of the Board since March 2006, and had served as Chairman since November 2006 and as a member of the Compensation Committee of the Board since 2009, did not seek re-election at the Company’s Annual Meeting of Stockholders for fiscal year 2013, which was held on March 26, 2013 (the “Annual Meeting”). Effective upon Professor Williams’s retirement, as previously disclosed, Dr. Christine A. White has been appointed to serve as Lead Director of the Board until the Board has identified a permanent replacement for Professor Williams as Chairman. In addition, Charles V. Baltic III has been appointed to the Audit Committee of the Board and Dr. Thomas C. Reynolds has been appointed to the Compensation Committee of the Board, in each case to fill the vacancies created by Professor Williams’s retirement.

As described in Item 5.07 of this Current Report on Form 8-K, at the Annual Meeting, the Company’s stockholders approved the Amended and Restated 2008 Stock Omnibus Equity Compensation Plan (the “Plan”). The Plan was amended and restated to increase the number of shares of the Company’s common stock, par value $0.00000002 per share (“Common Stock”), that may be subject to awards under the plan from 416,666 shares to 2,186,000 shares and to increase the number of shares of Common Stock that may be subject to awards granted to any individual during any calendar year from 66,666 shares to 400,000 shares. The Plan had been approved by the Company’s Board of Directors on January 29, 2013, subject to receipt of stockholder approval, and became effective upon receipt of stockholder approval on March 26, 2013. The foregoing description of the amendment and restatement of the Plan is qualified in its entirety by the terms of the Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On March 26, 2013, the Board approved certain revisions to the Company’s Code of Business Conduct and Ethics (the “Code”) to, among other things, designate the Nominating and Governance Committee to oversee the administration of the Code and to remove certain provisions relating to transactions by the Company with Novogen Limited, the Company’s former majority stockholder. The Code applies to all of the Company’s directors, officers and employees. The revisions to the Code took effect upon adoption by the Board.

A copy of the Code, as revised, is attached as Exhibit 14.1 to this Current Report on Form 8-K and is posted on the Company’s website at www.meipharma.com/investor.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 26, 2013, the Company held the Annual Meeting. There were represented at the Annual Meeting, either in person or by proxy, 10,796,764 shares of Common Stock out of a total number of 15,015,454 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The Company’s stockholders voted on the following four proposals at the Annual Meeting, casting their votes as described below.

Proposal 1. – Election of Director. Charles V. Baltic III was the sole director nominated and elected at the Annual Meeting. Mr. Baltic was elected to serve a three-year term on the Company’s Board of Directors which will expire at the Company’s annual meeting of stockholders for fiscal year 2016. Information on the vote relating to Mr. Baltic’s election is set forth below:

Nominee	For	Withheld
Charles V. Baltic III	10,319,543	8,093

Proposal 2. – Ratification of Appointment of Auditors. Proposal 2 was a proposal to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2013. The proposal was approved.

For	Against	Abstain
10,779,055	13,300	4,409

Proposal 3. – Amendment and Restatement of Restated Certificate of Incorporation. Proposal 3 was a proposal to approve the amendment and restatement of the Company’s Restated Certificate of Incorporation to eliminate its classified Board of Directors, resulting in the annual election of directors, and alter certain existing provisions relating to corporate opportunities presented to stockholders of the Company. To be approved, the proposal required the affirmative vote of holders representing at least 80% of the total number of votes eligible to be cast by the holders of all outstanding shares of the Company’s common stock as of the record date. The proposal received the affirmative vote of holders representing 68.5% of the total number of votes eligible to be cast by the holders of all outstanding shares of the Company’s common stock as of the record date and, therefore, the proposal was not approved.

For	Against	Abstain	Broker Non-Votes
10,286,381	39,341	1,914	469,128

Proposal 4. – Amendment and Restatement of 2008 Stock Omnibus Equity Compensation Plan. Proposal 4 was a proposal to approve the amendment and restatement of the 2008 Stock Omnibus Equity Compensation Plan to increase the number of shares of Common Stock that may be subject to awards under the plan from 416,666 shares to 2,186,000 shares and to increase the number of shares of Common Stock that may be subject to awards granted to any individual during any calendar year from 66,666 shares to 400,000 shares. The proposal was approved.

For	Against	Abstain	Broker Non-Votes
10,217,727	107,916	1,993	469,128

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated 2008 Stock Omnibus Equity Compensation Plan.

14.1	MEI Pharma, Inc. Code of Business Conduct and Ethics.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEI PHARMA, INC.

By:	/s/ Daniel P. Gold
Daniel P. Gold
Chief Executive Officer

Dated: March 29, 2013

Index to Exhibits

Exhibit No.	Description

10.1	Amended and Restated 2008 Stock Omnibus Equity Compensation Plan.

14.1	MEI Pharma, Inc. Code of Business Conduct and Ethics.